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                                                                   EXHIBIT 10.26





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                  FIRST AMENDMENT TO THE HARBINGER CORPORATION
                             1996 STOCK OPTION PLAN

         THIS FIRST AMENDMENT TO THE HARBINGER CORPORATION 1996 STOCK OPTION PLAN (the "Amendment") is made effective as of the 25th day of April, 1997 (the "Effective Date"), by HARBINGER CORPORATION, a corporation organized and doing business under the laws of the State of Georgia (the "Company"). All capitalized terms in this Amendment have the meaning ascribed to such term as in the Harbinger Corporation 1996 Stock Option Plan (the "Plan"), unless otherwise stated herein.

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to increase the number of shares that may be granted under the Plan;

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to limit the directors that may be appointed to the Committee to non-employee directors as defined in Section 16b-3(b)(3)(i) of the Exchange Act; and

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to provide the Committee with authority to determine the transferability of Options granted under the Plan.

         NOW THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

         SECTION 1. Section 3.1 of the Plan is hereby amended by deleting the first sentence of Section 3.1 of the Plan in its entirety and substituting in lieu thereof the following:

                 "3.1     SHARES RESERVED FOR ISSUANCE.  Subject to any
         antidilution adjustment pursuant to Section 3.2, the maximum number of Shares that may be subject to Options granted hereunder shall not exceed 4,125,000, plus the number of Prior Plan Shares."

         SECTION 2. The first sentence of Section 5 of the Plan is hereby amended by deleting the first sentence of Section 5 of the Plan in its entirety and substituting in lieu therefore the following:

                 "This Plan shall be administered by either the Committee or a sub-committee of the Committee, which shall consist of two (2) or more directors appointed by the Board, each of whom is a non-employee director as defined in Section 16b-3(b)(3)(i) of the Exchange Act."

         SECTION 3. Section 7.7 of the Plan is hereby amended by inserting at the end of Section 7.7 of the Plan the following: "...unless otherwise determined by the Committee".

         SECTION 4. Except as specifically amended by this First Amendment, the Plan shall remain in full force and effect as prior to this First Amendment.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to the Harbinger Corporation 1996 Stock Option Plan to be executed on the Effective Date.

                                               HARBINGER CORPORATION

                                               By: ______________________
                                                      David T. Leach
                                               Title:  CEO
     ATTEST:

     By:___________________
           Joel G. Katz
     Title:   Secretary



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